UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2008

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, Mr. John Steel, a member of the board of directors (the “Board”) of Akesis Pharmaceuticals, Inc. (the “Company”) sent an e-mail (the “Resignation E-mail”) to, among others, Mr. Kevin Kinsella, a member of the Board, Dr. Carl LeBel, the Company’s president and a member of the Board, and Dr. Jay Lichter, the Company’s chief executive officer and chairman of the Board. In the Resignation E-mail, Mr. Steel offered his resignation from the Board, citing certain matters of a personal nature that he felt potentially conflicted with his ongoing service on the Board.

In addition, however, Mr. Steel stated in the Resignation E-mail that he was uncomfortable with certain discussions by the Board relating to potential strategic alternatives currently being considered by the Board and that he disagreed with the Board’s current direction with respect to those strategic alternatives. The Company believes that this discomfort and disagreement is the primary cause of Mr. Steel resignation. As a result, this disclosure is being made pursuant to Item 5.01(a) of Form 8-K regarding the resignation of a director of the Company because of a disagreement with the Company on matters relating to the Company’s operations, policies or practices.

In particular, the Resignation E-mail focuses on recent discussions and actions of the Board relating to pursuing a going-private transaction involving the Company. While to date it has not made any final determinations with respect to such a going-private transaction, the Board has from time to time, over the course of approximately the last year, discussed and considered such a transaction. Those discussions have typically focused on weighing the cost-benefit profile of remaining a public company against the cost-benefit profile of taking the company private and, previously, have resulted in a determination that it was in the best interests of the Company and its stockholders to remain public. However, in light of current circumstances affecting the Company (including significant and reoccurring financial constraints due to the Company’s ongoing difficulties accessing sufficient long-term capital, combined with the high burn rates associated not only with the Company’s business activities but also with the high costs of remaining a public company) and the worldwide economy, the Board has renewed its consideration of a potential going-private transaction.

In furtherance of the foregoing, on September 24, 2008, the Board formed a special committee of the Board (the “Special Committee”) to consider and evaluate strategic alternatives for the Company, including the possibility of taking the Company private. While to date the Special Committee has not made any formal recommendations to the Board relating to a potential going-private transaction, it has met on three occasions since its formation to discuss, among other things, the cost-benefit profiles associated with: (i) remaining public; (ii) taking the Company private via a cash tender offer; (iii) taking the Company private via a reverse stock split; and (iv) taking the Company private via a merger into the Company’s existing Delaware subsidiary. In considering each of these strategic alternatives, the Special Committee has discussed and considered in detail, and will continue to discuss and consider, the concerns raised by Mr. Steel in the Resignation E-mail, many of which the Company’s management strongly disagrees with. Once any formal recommendation has been made to, and acted upon, by the Board, the Company intends to promptly inform stockholders and investors regarding the strategic alternative that the Company intends to pursue.

In accordance with Item 5.01(a) of Form 8-K, the Company is filing a full copy of the Resignation E-mail as Exhibit 17.1 to this Current Report on Form 8-K. All descriptions of the contents of the Resignation E-mail set forth in this Current Report on Form 8-K are qualified in their entireties by the text of the Resignation E-mail itself, which is hereby incorporated by reference herein. PLEASE NOTE THAT, IN THE INTEREST OF FULL AND COMPLETE DISCLOSURE, THE RESIGNATION E-MAIL IS BEING FILED IN EXACTLY THE FORM IN WHICH IT WAS PROVIDED TO THE COMPANY, WITHOUT REDACTION OR MODIFICATION OF ANY KIND. THE COMPANY WISHES TO EMPHASIZE THAT THE RESIGNATION E-MAIL REFLECTS ONLY THE THOUGHTS AND BELIEFS OF MR. STEEL, WHICH MAY OR MAY NOT CORRESPOND WITH THE THOUGHTS AND BELIEFS OF ANY REPRESENTATIVE OF THE COMPANY, AND MANY OF WHICH ARE EXPRESSLY CONTRARY TO THE THOUGHTS AND BELIEFS OF THE COMPANY’S MANAGEMENT. AS A RESULT, THE COMPANY TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THE RESIGNATION E-MAIL, INCLUDING ANY RESPONSIBILITY THAT MAY ARISE IN CONNECTION WITH ANY OF THE FORWARD-LOOKING STATEMENTS (INCLUDING STATEMENTS RELATING TO THE POTENTIAL SUCCESS OF THE COMPANY’S PRODUCT CANDIDATES,

THE POSSIBILITIES FOR LIMITING EXPENSES OF THE COMPANY OR RAISING ADDITIONAL FUNDS ON BEHALF OF THE COMPANY AND THE COMPANY’S ABILITY TO EXPAND ITS PLATFORM BY TAKING ADVANTAGE OF POTENTIAL IN-LICENSING OPPORTUNITIES) CONTAINED IN THE RESIGNATION E-MAIL. STOCKHOLDERS AND INVESTORS ARE STRONGLY ENCOURAGED TO RELY ONLY ON THE INFORMATION ABOUT THE COMPANY CONTAINED IN COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-KSB, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	17.1	Resignation E-mail, dated as of October 2, 2008, from Mr. John Steel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D
Jay Lichter, Ph.D.
Chairman and Chief Executive Officer

Date: October 8, 2008